Origin Materials, Inc. Reports Financial Results for First Quarter 2023

– Origin 1 On-Track to Start-Up in Q2 2023, In-line with Prior Guidance –
– Origin 2 Front-End Design, Construction Planning, and Financing Progressing –
– Announced Strategic Partnerships with Indorama Ventures to Accelerate Mass Production of Bio-Based Materials and SCGP to Explore Licensing Origin Technology for Asia-Based Plant –
– Maintains 2023 Revenue and Adjusted EBITDA Outlook –

WEST SACRAMENTO, CA., May 10, 2023 – Origin Materials, Inc. (“Origin,” “Origin Materials,” or the “Company”) (Nasdaq: ORGN, ORGNW), the world’s leading carbon negative materials company with a mission to enable the world’s transition to sustainable materials, today announced financial results for its first quarter ended March 31, 2023.

“In the first quarter, the Origin team continued to execute on our mission to enable the world’s transition to sustainable materials. At our first commercial plant, Origin 1, we remain on track for a Q2 start-up with work onsite continuing and strong progress being made in plant commissioning and supply chain activation. For Origin 2, front-end design, construction planning, and financing are progressing, and we expect to provide an update during our Q2 earnings call in August. We were excited to announce new and expanded strategic partnerships and initiatives with Indorama Ventures, SCGP, Hyosung, and Minafin Group, complementing our existing relationships and initiatives with industry leaders and further validating the efficacy of our technology platform and business model. We were also pleased to make our first announcement of a potential Origin technology licensing agreement which we are exploring with SCGP, a leading multinational consumer packaging solutions provider. Finally, we strengthened our Board with the appointment of Craig Rogerson and Tony Tripeny, two new world class directors, who bring a wealth of chemicals industry executive experience. We would also like to thank Benno Dorer, who stepped down from the Board on May 8th, for his contributions. Looking ahead, the demand for ‘net zero’-enabling materials remains strong as the world moves aggressively to a zero-carbon future, and we remain focused on developing the commercial and supply chain capabilities necessary to begin delivering product to our customers,” said Rich Riley, Co-Chief Executive Officer of Origin.

Key Company First Quarter and Recent Business Highlights
Origin Materials reported quarterly revenue of $1.7 million generated by joint development agreements and the Company’s supply chain activation program, with total signed offtake agreements and capacity reservations in excess of $9.3 billion. As of February 2023, Origin Materials’ commercial strategy has evolved from demand generation to revenue generation and the development of higher margin products, and as such the Company does not plan to provide quarterly updates to its total signed offtake agreements and capacity agreements but will provide updates as appropriate. The Company also implemented new and expanded partnerships and customer relationships, including:

•Partnership with Indorama Ventures, the world’s largest producer of virgin and recycled PET resins, to accelerate the mass production of bio-based materials. The Companies have signed a memorandum of understanding (“MOU”) to explore initiatives related to the rapid commercialization of low-carbon, bio-based materials. The initiatives to be explored include converting an Indorama Ventures U.S. facility into a bio-based materials plant and producing samples for use in limited-volume product launches with high-profile brands.
•Partnership with SCGP, a leading multinational consumer packaging solutions provider, to explore licensing Origin technology for an Asia-based plant. The companies have signed a joint development agreement (“JDA”) to explore licensing Origin technology in an Asia-based facility owned by SCGP, with testing of eucalyptus feedstock underway targeting applications in food packaging, logistics, automotive, and construction.
•Partnership with Hyosung Advanced Materials, a Korea-based industrial materials company, to produce batteries, automotive parts, and apparel from carbon-negative materials. As part of the strategic partnership, Hyosung signed a multi-year capacity reservation agreement with Origin Materials.
•Expanded partnership with Green Chemistry Division of the Minafin Group, a global fine chemical company, to launch a manufacturing initiative for Origin 1, Origin’s first commercial plant. As part of the manufacturing initiative, CMF (chloromethylfurfural) produced by Origin at Origin 1 will be delivered to Minafin, which will convert CMF into downstream intermediates and products. The initiative expands on the companies’ previously announced strategic partnership to industrialize sustainable chemicals.
•Amended existing agreement with PepsiCo to increase flexibility by expanding the slate of products that may be supplied as well as which plants may supply those products, with final volumes, product mix, and plants to be as mutually agreed upon.

Additional first quarter and recent business highlights include:

•Origin’s Sustainable Carbon Black Blends Meet or Exceed Fossil-Based N660 Performance for Tires and Mechanical Rubber Goods. Bench-scale results validate Origin’s carbon black as a high-performance bio-based tire filler that can be blended into mechanical rubber goods and automotive applications.
•Origin Materials Announces Two New Appointments to Board of Directors. New directors bring wealth of experience in operations, strategy, corporate finance, and M&A across the chemicals and materials science industries.

Origin 1 and Origin 2 Financing and Construction Update
Origin 1, the Company’s first commercial manufacturing plant, located in Sarnia, Ontario, is mechanically complete, in-line with the previously disclosed timeline, with completion of plant commissioning and start-up expected in Q2 2023. Work onsite continues with strong progress on plant commissioning and supply chain activation. Following start-up, Origin 1 is expected to enable customers to qualify products and applications beyond PET and to begin to address customer demand for the Company’s renewable materials. During the first quarter, the Company continued to strengthen its operations leadership, including hiring its director of manufacturing.

For Origin 2, the Company continues to make progress on front-end design, construction planning, and financing. The Company has also made progress developing new products and applications that may be incorporated into the design of the plant, including FDCA, PEF, and biofuels. The Company expects to provide an update on new product offerings and construction plans for the Origin 2 plant in August 2023.

In January, Origin announced that the Louisiana State Bond Commission unanimously passed a resolution granting its final approval of the issuance of up to $1.5 billion of tax-exempt bonds to support construction and commissioning of Origin 2. This amount is inclusive of and builds on the strong foundation of the previously announced expected $400 million in Private Activity Bond (“PAB”) volume cap allocation. Origin's use of solid waste feedstock to produce carbon negative materials enables the Company to use these tax-exempt bonds towards financing the Origin 2 project. Bank of America, a global investment bank and financial services company, has been engaged by Origin to underwrite the bonds and market them to investors, which could enable the debt financing of Origin 2 using entirely tax-exempt bonds.

Origin also continues to work with leading financial institutions on other forms of traditional private financing and federal loan programs, including through the United States Department of Agriculture and Department of Energy, and to pursue other local, state, and federal incentives programs to optimize the financing of Origin 2, including certain 2021 Infrastructure Investment and Jobs Act and

2022 Inflation Reduction Act provisions. The Company continues to expect that Origin 2 can be fully funded from a combination of existing cash on hand, previously indicated traditional project financing, and potential strategic partnerships. Given Origin's ongoing global technology licensing effort and an active governmental affairs team, the Company anticipates strategic partnerships and federal incentives programs to play a meaningful role in the financing of Origin 2.

Results for First Quarter 2023
Cash, cash equivalents and marketable securities were $263.9 million as of March 31, 2023. A meaningful portion of Q1 cash expenditures were related to the completion of Origin 1 and are therefore non-recurring.
Revenue for the first quarter was $1.7 million compared to zero in the prior-year period.
Operating expenses for the first quarter were $13.0 million compared to $7.6 million in the prior-year period.
Net income was $9.8 million for the first quarter compared to net income of $7.3 million in the prior-year period.

Adjusted EBITDA loss was $9.7 million for the first quarter compared to a loss of $6.5 million in the prior-year period.
Shares outstanding as of March 31, 2023 were 143.3 million including 4.5 million shares held by a certain stockholder that are subject to forfeiture based on share price performance targets previously disclosed in our filings.

Full Year 2023 Outlook
Based on current business conditions, business trends and other factors, the Company is maintaining the following guidance for revenue and Adjusted EBITDA for fiscal year 2023:

•Revenue of $40 million to $60 million
•Adjusted EBITDA loss of $50 million to $60 million

For a reconciliation of a non-GAAP figure to the applicable GAAP figure, please see the table captioned ‘Reconciliation of GAAP and Non-GAAP Results' set forth at the end of this press release. These expectations do not consider, or give effect to, among other things, unforeseen events, including changes in global economic conditions.

Webcast and Conference Call Information
Company management will host a webcast and conference call on May 10, 2023, at 5:00 p.m. Eastern Time, to discuss the Company's financial results.

Interested investors and other parties can listen to a webcast of the live conference call and access the Company’s first quarter update presentation by logging onto the Investor Relations section of the Company's website at https://investors.originmaterials.com/.

The conference call can be accessed live over the phone by dialing 1-855-327-6837 (domestic) or +1-631-891-4304 (international). A telephonic replay will be available approximately two hours after the call by dialing 1-844-512-2921, or for international callers, +1-412-317-6671. The conference ID for the live call and pin number for the replay is 10021507. The replay will be available until 11:59 p.m. Eastern Time on May 17, 2023.

About Origin Materials, Inc.
Headquartered in West Sacramento, Origin Materials is the world's leading carbon negative materials company. Origin’s mission is to enable the world’s transition to sustainable materials. For over a decade, Origin has developed a platform for turning the carbon found in inexpensive, plentiful, non-food biomass such as sustainable wood residues into useful materials while capturing carbon in the process. Origin’s patented technology platform can help revolutionize the production of a wide range of end products, including clothing, textiles, plastics, packaging, car parts, tires, carpeting, toys, fuels, and more with a ~$1 trillion addressable market. In addition, Origin’s technology platform is expected to provide stable pricing largely decoupled from the petroleum supply chain, which is exposed to more volatility than supply chains based on sustainable wood residues. Origin’s patented drop-in core technology, economics and carbon impact are supported by a growing list of major global customers and investors. For more information, visit www.originmaterials.com.

Contacts
Origin Materials
Investors:
ir@originmaterials.com

Media:
media@originmaterials.com

Non-GAAP Financial Information
To supplement the Company’s financial results presented in accordance with generally accepted accounting principles in the United States ("U.S. GAAP"), the Company also uses non-GAAP financial measures, including Adjusted EBITDA, as supplemental measures to review and assess the Company’s operating performance. Adjusted EBITDA is defined as net income or loss adjusted for (i) stock-based compensation expense, (ii) depreciation and amortization, (iii) interest income, (iv) change in fair value of derivative, (v) change in fair value of warrants liability, (vi) change in fair value of earnout liability, (vii) other income, net. The Company believes that these non-GAAP financial measures provide useful information about the Company’s operating results, enhance the overall understanding of the Company’s past performance and future prospects and allow for greater visibility with respect to key metrics used by the Company’s management in its financial and operational decision-making.

Non-GAAP financial measures are not defined under U.S. GAAP and are not presented in accordance with U.S. GAAP. These non-GAAP financial measures have limitations as analytical tools, and when assessing the Company’s operating performance, investors should not consider them in isolation. In addition, calculations of this non-GAAP financial information may be different from calculations used by other companies, and therefore comparability may be limited.

The Company mitigates these limitations by reconciling the non-GAAP financial measures to the most comparable U.S. GAAP performance measures, all of which should be considered when evaluating our performance.

The Company is unable to reconcile forward-looking Adjusted EBITDA information provided in this press release to net income, the most closely comparable U.S. GAAP financial measure, without unreasonable efforts. The Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items expected to impact net income in the future but not expected to impact forward-looking Adjusted EBITDA. These include, among other things, stock-based compensation expense, depreciation and amortization, interest income, and interest expense, which are inherently unpredictable. The Company currently expects to continue to exclude these items in future disclosures of any forward-looking Adjusted EBITDA and may also exclude other items that may arise. Information related to these items, which is unavailable at this time, could have a significant impact on the Company’s U.S. GAAP net income.

For more information on this non-GAAP financial measure, please see the table captioned “Reconciliation of GAAP and Non-GAAP Results” set forth at the end of this press release.

Cautionary Note on Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,”

“potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Origin Materials’ business strategy, estimated total addressable market, anticipated synergies from partnerships, access to financing sources, budget and timelines for Origin 1 and Origin 2, anticipated benefits of and demand for our potential products and platform, ability to convert capacity reservations and offtake agreements into revenue, commercial and operating plans, product development plans and announcements of such plans, anticipated growth and projected financial information and ability to realize the anticipated benefits of any partnerships discussed in the press release. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the management of Origin Materials and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Origin Materials. These forward-looking statements are subject to a number of risks and uncertainties, including that Origin Materials may be unable to successfully commercialize its products; the effects of competition on Origin Materials’ business; the uncertainty of the projected financial information with respect to Origin; disruptions and other impacts to Origin’s business as a result of outbreaks such as the COVID-19 pandemic, Russia’s military intervention in Ukraine, the impact of severe weather events, and other global health or economic crises; changes in customer demand; and those factors discussed in the Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on February 23, 2023, as amended April 28, 2023, under the heading “Risk Factors,” and other documents Origin Materials has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Origin Materials presently does not know, or that Origin Materials currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Origin Materials’ expectations, plans, or forecasts of future events and views as of the date of this press release. Origin Materials anticipates that subsequent events and developments will cause its assessments to change. However, while Origin Materials may elect to update these forward-looking statements at some point in the future, Origin Materials specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Origin Materials’ assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

ORIGIN MATERIALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)	March 31, 2023 (Unaudited)	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$86,954	$107,858
Restricted cash	490	490
Marketable securities	176,971	215,464
Accounts receivable	1,479	—
Other receivables	6,444	4,346
Inventory	328	—
Derivative asset	477	—
Prepaid expenses and other current assets	3,891	3,341
Total current assets	277,034	331,499
Property, plant, and equipment, net	190,669	154,183
Operating lease right-of-use asset	2,625	2,779
Intangible assets, net	150	160
Other long-term assets	12,992	5,079
Total assets	$483,470	$493,700

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$7,922	$10,384
Accrued expenses	5,686	8,414
Operating lease liability, current	624	619
Other liabilities, current	731	51
Derivative liability	61	344
Total current liabilities	15,024	19,812

Earnout liability	29,894	42,533
Canadian Government Research and Development Program liability	7,194	7,185
Assumed common stock warrants liability	24,106	30,872
Notes payable	5,189	5,847
Operating lease liability	2,092	2,249
Other liabilities, long-term	8,829	8,297
Total liabilities	$92,328	$116,795

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; no shares issued and outstanding as of March 31, 2023 and December 31, 2022	—	—
Common stock, $0.0001 par value, 1,000,000,000 shares authorized; 143,267,991 and 143,034,225, issued and outstanding as of March 31, 2023 and December 31, 2022, respectively (including 4,500,000 Sponsor Vesting Shares)	14	14
Additional paid-in capital	374,010	371,072
Retained earnings	31,541	21,772
Accumulated other comprehensive loss	(14,423)	(15,953)
Total stockholders’ equity	391,142	376,905
Total liabilities and stockholders’ equity	$483,470	$493,700

ORIGIN MATERIALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)

	Three months ended March 31,
(In thousands, except share and per share data)	2023	2022
Revenues	$1,704	$—
Cost of revenues (exclusive of depreciation and amortization shown separately below)	960	—
Operating expenses
Research and development	5,075	2,337
General and administrative	7,656	5,071
Depreciation and amortization	288	148
Total operating expenses	13,019	7,556
Loss from operations	12,275	7,556
Other (income) expenses
Interest income	(3,014)	(1,833)
Change in fair value of derivatives	(760)	834
Change in fair value of warrants liability	(6,766)	1,774
Change in fair value of earnout liability	(12,872)	(15,227)
Other expenses (income), net	1,368	(450)
Total other income, net	(22,044)	(14,902)
Net income	$9,769	$7,346
Other comprehensive income
Unrealized gain (loss) on marketable securities, net of tax	$1,410	$(4,575)
Foreign currency translation adjustment, net of tax	120	885
Total comprehensive income	$11,299	$3,656
Net income per share, basic	$0.07	$0.05
Net income per share, diluted	$0.07	$0.05
Weighted-average common shares outstanding, basic	138,651,062	136,825,016
Weighted-average common shares outstanding, diluted	142,454,369	141,732,403

ORIGIN MATERIALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three months ended March 31,
(in thousands)	2023	2022
Cash flows from operating activities
Net income	$9,769	$7,346
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	288	148
Amortization on right-of-use asset	157	121
Stock-based compensation	2,246	918
Realized loss of marketable securities	775	—
Change in fair value of derivatives	(760)	834
Change in fair value of common stock warrants liability	(6,766)	1,774
Change in fair value of earnout liability	(12,872)	(15,227)
Change in fair value of incremental acquisition fee accrual	—	(45)
Changes in operating assets and liabilities:
Receivables	(3,577)	(179)
Inventory	(328)	—
Prepaid expenses and other current assets	(550)	1,215
Other long-term assets	(7,913)	(32)
Accounts payable	(110)	637
Accrued expenses	117	1,495
Operating lease liabilities	(175)	(62)
Other liabilities, current	680	(290)
Other liabilities, long-term	(48)	57
Net cash used in operating activities	(19,067)	(1,290)
Cash flows from investing activities
Purchases of property, plant, and equipment, net of grants	(40,963)	(10,380)
Purchases of marketable securities	(1,028,600)	(1,255,027)
Sales of marketable securities	1,000,712	1,240,788
Maturities of marketable securities	67,021	37,732
Capitalized interest on plant construction	—	(20)
Net cash (used in) provided by investing activities	(1,830)	13,093
Cash flows from financing activities
Proceeds from Canadian Government Research and Development Program	10	—
Proceeds from exercise of stock options	23	34
Net cash provided by financing activities	33	34
Effects of foreign exchange rate changes on the balance of cash and cash equivalents, and restricted cash held in foreign currencies	(40)	(533)
Net (decrease) increase in cash and cash equivalents, and restricted cash	(20,904)	11,304
Cash and cash equivalents, and restricted cash, beginning of the period	108,348	47,127
Cash and cash equivalents, and restricted cash, end of the period	$87,444	$58,431

Origin Materials, Inc.
Reconciliation of GAAP and Non-GAAP Results

We believe that the presentation of Adjusted Earnings before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA) is appropriate to provide additional information to investors about our operating profitability adjusted for certain non-cash items, non-routine items that we do not expect to continue at the same level in the future, as well as other items that are not core to our operations. Further, we believe Adjusted EBITDA provides a meaningful measure of operating profitability because we use it for evaluating our business performance, making budgeting decisions, and comparing our performance against that of other peer companies using similar measures.

We define Adjusted EBITDA as net income or loss adjusted for (i) stock-based compensation expense, (ii) depreciation and amortization, (iii) interest income, (iv) change in fair value of derivative, (v) change in fair value of warrants liability, (vi) change in fair value of earnout liability, (vii) other income, net.

	Three months ended March 31,
(in thousands)	2023	2022
Net income	$9,769	$7,346
Stock based compensation	2,246	918
Depreciation and amortization	288	148
Interest income	(3,014)	(1,833)
Change in fair value of derivative	(760)	834
Change in fair value of warrants liability	(6,766)	1,774
Change in fair value of earnout liability	(12,872)	(15,227)
Other expenses (income), net	1,368	(450)
Adjusted EBITDA	$(9,741)	$(6,490)